Example Template : 77O



DEUTSCHE CAPITAL GROWTH FUND


N-Sar April 1, 2014 - September 30, 2014


Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Arista Networks Inc.	04013106	6/6/2014
	$43.0	$210,000,000	4,639	0.09%
	MS, DB, CITI 	CITI
IMS Health Holdings Inc	44970B109	4/4/2014
	$20.0	$1,365,000,000	23,734	0.03%
	JPM, GS, MS, DB	GS
Markit LTD	BMG582491061	6/18/2014
	$24.0	$1,142,699,000	49,499	0.10%
	BOAML, DB, MS	MS
Sabre  Corp 	78573M104	4/16/2014
	$16.0	$850,000,000	147,685	0.28%
	MS, GS, BOFAML, DB	MS
Alibaba Group Holding	01609W102	9/18/2014
	$68.00	$21,127,000,000	23,872	0.01%
	DB, GS, HSBC, CITI, JPM, MS, RBC, CS	CS
Mobileye IPO	109661724	8/1/2014
	$25.00	$638,250,000	7,150	0.03%
	GS, MS, DB	GS


Example Template : 77O



DEUTSCHE MID CAP GROWTH FUND

N-Sar April 1, 2014 - September 30, 2014


Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Mobileye IPO	109661724	8/1/2014
	$638,250,000	$25.00	$638,250,000	1,765
	0.01%		GS, MS, DB	GS

Example Template : 77O



DEUTSCHE SMALL CAP GROWTH FUND


N-Sar April 1, 2014 - September 30, 2014


Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Arista Networks Inc.	04013106	6/6/2014
	$43.0	$210,000,000	503	0.01%
	MS, DB, CITI 	CITI
TriNet	099821434	9/12/2014		$25.50
	$269,325,000	7,294	0.07%		JPM,
MS, DB	JPM